UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 6, 2019

Date of report (date of earliest event reported)

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which registered
Common Stock, no par value	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2019, Rockwell Medical, Inc., a Michigan corporation (the “Company”), held its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the Company’s shareholders voted on the following proposals:

Proposal One: To elect directors:

	For	Against	Withheld	Broker Non-Votes
Stuart Paul (Class I Director, Term Expiring 2022)	30,588,108	0	4,541,809	19,144,904
Dr. Robin L. Smith (Class III Director, Term Expiring 2021)	29,601,699	0	5,528,218	19,144,904
Benjamin Wolin (Class III Director, Term Expiring 2021)	27,926,577	0	7,203,340	19,144,904

Proposal Two: To approve a proposal to amend the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock by 50 million shares to 170 million shares. In accordance with the voting results listed below, the amendment to the Company’s Restated Articles of Incorporation to set the number of authorized shares of the Company’s common stock at 170 million shares has been approved.

For	Against	Abstain	Broker Non-Votes
38,580,511	15,035,733	658,577	0

Proposal Three: To approve a proposal to reincorporate the Company from the State of Michigan to the State of Delaware.

The Company adjourned the meeting with respect to Proposal 3(a) (reincorporation to Delaware while opting out of Delaware’s controlled-share statute, referred to as “Section 203”), for the limited purpose of allowing additional time for shareholders to vote on the proposal.

While Proposal 3(a) has exceeded 78% approval of the votes cast, and 65% of the votes cast were in favor of Proposal 3(b) (reincorporation to Delaware without opting out of Section 203), approval of more than 50% of all of the Company’s outstanding shares of common stock is necessary for the proposal to be approved. While the votes cast prior to adjournment strongly favored the reincorporation proposals, approximately 23 million shares remained unvoted on these proposals.

Based on the total votes cast prior to adjournment, and in order to simplify the reincorporation proposal, the Board elected to withdraw Proposal 3(b) and adjourn the Annual Meeting until 9:00 a.m. (Eastern Time) on June 25, 2019 for the sole purpose of allowing additional time for shareholders to vote on Proposal 3(a).

Both leading independent proxy advisory firms, Institutional Shareholder Services and Glass Lewis & Co., have recommended in favor of Proposal 3(a).

Proposal Four: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
20,953,188	13,312,894	863,835	19,144,904

Proposal Five: To ratify Marcum LLP as the Company’s independent registered public accounting firm for 2019.

For	Against	Abstain	Broker Non-Votes
48,254,959	1,286,735	4,733,127	0

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Item 8.01.  Other Events

As reported above under Item 5.07, the adjourned 2019 Annual Meeting will be reconvened on June 25, 2019 at 9:00 a.m. (Eastern Time) for the sole purpose of allowing additional time for shareholders to vote on Proposal 3(a) (the “Reconvened Meeting”).  The Reconvened Meeting will be held as a virtual (online) meeting, accessible by visiting www.virtualshareholdermeeting.com/RMTI 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 12, 2019	By:	/s/ Stuart Paul
Stuart Paul
Chief Executive Officer

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